SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 2, 2015, by and among Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), and each purchaser identified as such on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively the “Purchasers”).

Recitals

A.           The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           The Company has authorized or will authorize the issuance and sale to Purchasers of up to an aggregate 120,000 shares of Series A Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation to be filed with the State of Nevada upon the Closing (as hereinafter defined) in the form of Exhibit “A” attached to this Agreement (the “Certificate of Designation”), which Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in accordance with the terms and conditions set forth therein (as converted into shares of Common Stock, collectively the “Conversion Shares”).

C.           Each Purchaser, severally and not jointly, wishes to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of shares of Preferred Stock, at a purchase price of $100 per share, set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit “B” (the “Schedule of Purchasers”).

D.            The Company wishes to issue to each Purchaser, upon the terms and conditions stated in this Agreement, the aggregate number of warrants, in substantially the form attached hereto as Exhibit “C” (the “Warrants”), to purchase shares of Common Stock at an exercise price and other terms as set forth therein (with the shares of Common Stock issued upon exercise of any of the Warrants being collectively referred to herein as the “Warrant Shares”).  The Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

AUTHORIZATION, SALE AND ISSUANCE OF SECURITIES

1.1 Authorization of Securities.

At or prior to the Closing, the Company shall have authorized the issuance and sale to the Purchasers of the Securities.

1.2           Sale and Purchase of Preferred Stock; Issuance of Warrants.

Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the aggregate number of shares of Preferred Stock, at a purchase price of $100 per share, set forth opposite such Purchaser’s name on the Schedule of Purchasers.   Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue Warrants to each Purchaser to purchase the aggregate number of initial Warrant Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers.  The Warrants shall have an exercise price equal to $1.40 per initial Warrant Share, subject to adjustment as provided in the Warrants.

ARTICLE 2

CLOSING

2.1           Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on June 9, 2015 (the “Closing Date”) at the offices of the Company, 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75903, or at such other time and place as agreed upon by the parties hereto.

2.2           Delivery and Execution.  At the Closing, (a) the Company and the Purchasers shall instruct Welsh LeBlanc, LLC (the “Escrow Agent”) to deliver, in immediately available funds, the aggregate Escrow Funds (as defined below) to the Company constituting the aggregate purchase price for the Preferred Stock, (b) the Company shall deliver to each Purchaser one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of shares of Preferred Stock such Purchaser is purchasing as is set forth on the Schedule of Purchasers, and (c) the Company shall deliver to each Purchaser one or more Warrants, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the aggregate number of initial Warrant Shares such Purchaser is entitled to receive as is set forth on the Schedule of Purchasers.  As used in this Agreement, the term “Escrow Funds” shall mean the funds deposited in escrow by the Purchasers with the Escrow Agent.

2.3           Conditions to Closing.

(a)           The obligations of each Purchaser to acquire the Preferred Stock and the Warrant at the Closing is subject to the following on or prior to the Closing Date:

(i)           Certificate of Designation.  The Company shall have filed the Certificate of Designation with the State of Nevada.

(ii)           Release of Lien; Forebearance.  The 12% Series A Secured Convertible Promissory Note Holders shall have (A) released any liens on the “Orogrande Acreage” located in Hudspeth County, Texas and (B) executed and delivered to the Company (and the Company shall have provided the Purchasers with a copy thereof) either (x) a written agreement, acceptable to the Company and the applicable Purchaser, not to (1) demand or receive from the Company payment on all or any part of such 12% Series A Secured Convertible Promissory Notes, by way of payment, prepayment, setoff, lawsuit or otherwise, (2) exercise any remedy with respect to such 12% Series A Secured Convertible Promissory Notes or any property of the Company, whether now owned or hereafter acquired, (3) accelerate such 12% Series A Secured Convertible Promissory Notes, or (4) commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company with respect to such 12% Series A Secured Convertible Promissory Notes or (y) a written release of all obligations of the Company with respect to such 12% Series A Secured Convertible Promissory Notes, in each case in a form reasonably acceptable to the Purchasers and the Company and their respective legal counsel and conditioned only upon the consummation of the purchase of the Preferred Stock and the Warrants as contemplated in Section 1.2 and the payment to such 12% Series A Secured Convertible Promissory Note Holders contemplated in Section 4.4.

(iii) Representations and Warranties.  The representations and warranties made by the Company contained in this Agreement will be true and correct in all material respects as of the Closing Date, except for any such representations and warranties that are qualified by “materiality” or “Material Adverse Effect,” which shall be true and correct in all respects as of the Closing Date.

(iv) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date will have been performed or complied with in all material respects.

(v) Delivery of Documents.  The Company shall have delivered the documents required to be delivered by the Company pursuant to Section 2.2 above.

(vi) Corporate Resolution.  The Company shall provide a corporate resolution of the Board of Directors which approves the transactions contemplated herein and authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

(vii) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(viii) No Suspension of Trading in Common Stock.  The Common Stock shall not have been suspended, as of the Closing Date, by the Commission.

(ix) Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 5.16 herein.

(x) Material Adverse Effect.  There shall not have occurred any event or circumstance that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  For the avoidance of doubt, the term “Material Adverse Effect” shall include, without limitation, any attempt, demand or claim by any of the 12% Series A Secured Convertible Promissory Note Holders to (A) exercise any remedy with respect to the 12% Series A Secured Convertible Promissory Notes or any property of the Company, whether now owned or hereafter acquired, (B) accelerate such 12% Series A Secured Convertible Promissory Notes, or (C) to commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company with respect to such 12% Series A Secured Convertible Promissory Notes.

(b)           The Company’s obligation to sell and issue the Preferred Stock and the Warrants to a Purchaser at the Closing is subject to the fulfillment of the following on or prior to the Closing Date:

(i)           Representations and Warranties.  The representations and warranties made by such Purchaser contained in this Agreement will be true and correct in all material respects as of the Closing Date, except for any such representations and warranties that are qualified by “materiality” or “Material Adverse Effect,” which shall be true and correct in all respects as of the Closing Date.

(ii)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Closing Date will have been performed or complied with in all material respects.

(iii)           Delivery of Documents.  Such Purchaser shall have delivered the documents and funds required to be delivered by such Purchaser pursuant to Section 2.2 above.

(iv)           Corporate Resolution.  Such Purchaser shall provide, if applicable, corporate resolutions of the Board of Directors which approve the transactions contemplated herein and authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

(v)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(vi)           No Suspension of Trading in Common Stock.  The Common Stock shall not have been suspended, as of the Closing Date, by the Commission.

(vii)           Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 5.16 herein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the following statements are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

           (a)           Subsidiaries. The Company has no direct or indirect subsidiaries other than (i) Torchlight Energy, Inc., a Nevada corporation, (ii) Torchlight Energy Operating, LLC, a Texas limited liability company, and (iii) Hudspeth Oil Corporation, a Texas corporation.  Torchlight Energy, Inc., Torchlight Energy Operating, LLC and Hudspeth Oil Corporation are herein referred to collectively as the “Subsidiaries”.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect (as hereinafter defined), and no Proceeding (as hereinafter defined) has been instituted, is pending, or, to the Company’s Knowledge (as hereinafter defined), has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  “Material Adverse Effect” means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company.  “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.  “Company’s Knowledge” or “Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the officers of the Company who, as of the date hereof, have responsibility for the matter or matters that are the subject of the statement or the knowledge such officer or officers would have acquired after reasonable inquiry.

           (c)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the schedules and exhibits attached hereto and the Warrants (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder.  The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the shares of Preferred Stock and the Warrants, the reservation for issuance and the subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock, and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals and the filing by the Company of the Certificate of Designation with the State of Nevada.  Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

           (d)           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, but not limited to, the sale and delivery of the shares of Preferred Stock and the Warrants, the reservation for issuance and the subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, or bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any indenture, loan or credit agreement or other material contract (other than the 12% Series A Secured Convertible Promissory Notes) or (iii) subject to the Required Approvals (as hereinafter defined), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by each Purchaser herein), or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clause (ii) and clause (iii) such as would not, individually or in the aggregate, have  or  reasonably be expected to result in a Material Adverse Effect.

           (e)           Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (as hereinafter defined) in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, but not limited to, the sale and delivery of the shares of Preferred Stock and the Warrants, the reservation for issuance and the subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock, and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants), other than (i) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (ii) the filing of any requisite notices and/or applications pursuant to any state securities laws, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market (as hereinafter defined) for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) consent of the 12% Series A Secured Convertible Promissory Note Holders as to the release of lien, and (v) any filings required in accordance with Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Required Approvals”).  “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.   “Principal Trading Market” means the Trading Market (as hereinafter defined) on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Capital Market. “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

           (f)           Issuance of the Securities. The shares of Preferred Stock have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens suffered or permitted by the Company, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  The Conversion Shares issuable upon conversion of the Preferred Stock have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Certificate of Designation will be duly and validly issued, fully paid and nonassessable, free and clear of all liens suffered or permitted by the Company, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all liens suffered or permitted by the Company, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all liens suffered or permitted by the Company, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.  As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon conversion of the Preferred Stock (without taking into account any limitations on the conversion of the Preferred Stock set forth in the Certificate of Designation).  As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

           (g)           Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports (as hereinafter defined) and has not changed since the date set forth in the most recently filed of the SEC Reports, except to reflect stock issuances, convertible debt conversions, stock option exercises and grants and warrant exercises and grants which have not, individually or in the aggregate, had a material affect on the issued and outstanding capital stock, options and other securities of the Company.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth in the SEC Reports or a result of the purchase and sale of the Preferred Stock and Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except where such issuances would not, individually or in the aggregate, have a material effect on the issued and outstanding capital Stock, options and other securities of the Company. The issuance and sale of the Preferred Stock and Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities, except as set forth in Schedule 3.1(g). All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

           (h)     SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding and including the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would prevent any Purchaser from using Rule 144 to resell any Securities).  As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each material indenture, loan or credit agreement or other material contract to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit, or duly incorporated by reference, to the SEC Reports or has been made available to Purchaser.

           (i)           Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, as applied by the Company (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

           (j)           Tax Matters. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to so pay or file or set aside provisions for any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect.

           (k)           Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in any SEC Reports filed with the Commission subsequent to the filing of the SEC Report that includes such financial statements, or set forth in Section 3.2(i) hereof, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

           (l)           Environmental Matters. To the Company’s Knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

           (m)           Litigation. There is no Action (as hereinafter defined) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports or with respect to information set forth in Section 3.2(i), would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in its SEC Reports, neither the Company nor any Subsidiary, nor to the Company’s Knowledge any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Other than publicly available correspondence between the Commission  and the Company, there has not been, within one year prior to the date hereof, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.  “Action” means any action, suit, inquiry, notice of violation, Proceeding (including any partial Proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

           (n)           Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company.  None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good.  No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  To the Company’s Knowledge, no executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries, to their Knowledge, are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

           (o)           Compliance. Except as disclosed in the SEC Reports and in Section 3.2(i), neither the Company nor any of the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or other material contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or any Subsidiary or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company.

           (p)           Regulatory Permits. The Company and each of the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits and (ii) the Company has no Knowledge of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or modification of any Material Permits.

           (q)            Title to Assets. The Company and the Subsidiaries do not own any real property, except for interests in oil or gas properties that may be deemed real property under state law. The Company and the Subsidiaries have good and marketable title to all tangible personal and real property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens except for the 12% Series A Secured Convertible Promissory Notes and such liens that do not and would not reasonably be expected to materially affect the value of such property and do not and would not reasonably be expected to materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and except for liens for the payment of federal, state or other taxes for which appropriate reserves have been made in accordance with GAAP and the payment of which is not delinquent or subject to penalties. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries.

           (r)           Intellectual Property. To the Company’s Knowledge, the Company or its Subsidiaries owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology and other proprietary rights and processes (collectively, the “Intellectual Property”) necessary for the conduct of its businesses as now conducted and which the failure to so own, possess, license or have other rights to use would not have a Material Adverse Effect. Except where any such violations or infringements would not have a Material Adverse Effect, to the Company’s Knowledge (i) the Company’s or its Subsidiaries’ use of any such Intellectual Property in the conduct of its business as presently conducted does not infringe upon the rights of any third parties; (ii) there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action challenging the Company’s rights in or to any such Intellectual Property; (iv) there is no pending or threatened action challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or threatened action that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

           (s)           Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will the Company or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

           (t)           No Directed Selling Efforts or General Solicitation. Neither the Company nor, to its knowledge, any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

           (u)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth in the SEC Reports, the Company has not, in the ten (10) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

           (v)           No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby, severally but not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a)           Organization; Authority.

(i)           Entity. If Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           Natural Person.  If Purchaser is a natural person, he or she is of the full age of majority, with full power, capacity and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which he or she is a party and otherwise to carry out his or her obligations hereunder and thereunder, by and for himself or herself and his or her spouse, if any.  All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of the transactions contemplated by this Agreement by such Purchaser has been taken.  Each Transaction Document to which he or she is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Purchaser to perform its obligations hereunder.

(c)           Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)           Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)           Rule 144.  Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Such Purchaser acknowledges that such Person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances.  Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)           General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(g)           Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.  Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(h)           Access to Information. Such Purchaser acknowledges that it has had the opportunity to and has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i)           Default on Company Notes.  Such Purchaser acknowledges that it is aware that the Company is in default on its 12% Series A Secured Convertible Promissory Notes and its 12% Series B Unsecured Convertible Promissory Notes.  Such Purchaser has reviewed the disclosure contained in the Company’s Form 8-K filed with the Commission on April 7, 2015, and the Risk Factors section and Subsequent Events Note of the Company’s Form 10-K filed on April 15, 2015.

(j)           Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)           Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of  such Purchaser to acquire the Securities.

(l)           No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)           Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by such Purchaser.

(n)           Residence. Such Purchaser’s principal executive offices (if such Purchaser is an entity) or principal residence (if such Purchaser is a natural person) are in the jurisdiction set forth immediately below such Purchaser’s name on the applicable signature page attached hereto.

 (o)           Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

The Company and each Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Compliance with Laws. Notwithstanding any other provision of the Transaction Documents, Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           Legends. Certificates evidencing the Securities shall bear the following restrictive legend in substantially the following form until such time as they are not required under applicable securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(c)           Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Only if there is an effective registration statement registering the shares of Common Stock underlying the Securities under the Securities Act or an exemption from registration is available, may a Purchaser hereunder sell the Securities.

4.2            Reservation of Common Stock.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon conversion of the Preferred Stock issued at the Closing (without taking into account any limitations on conversion of the Preferred Stock set forth in the Certificate of Designation).  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants).

4.3           Indemnification.

(a)           Indemnification of the Purchasers. Subject to the provisions of this Section 4.3, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur, as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)           Conduct of Third Party Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Action, Proceeding or investigation from a third party in respect of which indemnity may be sought pursuant to Section 4.3(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses related thereto; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

4.4           Use of Proceeds.  The Company agrees to use the full proceeds from the sale of the Preferred Stock to pay to the 12% Series A Secured Convertible Promissory Note Holders to reduce the outstanding indebtedness owed to the 12% Series A Secured Convertible Promissory Note Holders as of the Closing Date; provided, however, that in the event that there are excess proceeds after the payment of all obligations due to the 12% Series A Secured Convertible Promissory Note Holders then such funds will be used by the Company for general corporate purposes.

4.5           Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, for a period of twenty four (24) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twenty four (24) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.6           Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.7           Securities Laws Disclosure; Publicity.  By 9:00 A.M., New York City time, on the trading day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby.  On or before 9:00 A.M., New York City time, on the second (2nd) trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the form of Warrant)).  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.7, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.8           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9           Principal Trading Market Listing; Stockholder Approval. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Conversion Shares and Warrant Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Conversion Shares and Warrant Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.  Further, the Company hereby shall use its commercially reasonable efforts to file a preliminary proxy statement with the Commission within 20 days from and after the Closing Date (or as soon as reasonably practicable thereafter) for the purpose of holding a special or annual stockholders meeting to approve the Potential Share Issuance (as defined below) pursuant to Rule 5635 of the NASDAQ Stock Market Rules.  The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the Commission or its staff concerning such preliminary proxy statement and shall cause a definitive version of such proxy statement to be mailed to the Company’s stockholders and filed with the Commission as promptly as practicable after the resolution of any such comments.  Any proxy statement filed with the Commission or mailed to the Company’s stockholders pursuant to this Section 4.9 shall include the recommendation of the Company’s board of directors that such stockholders vote their respect shares, either directly or by proxy, in favor of approving the Potential Share Issuance. The Company shall provide Kelly Hart & Hallman LLP, or such other legal counsel authorized by Gregory Alan McCabe, with a reasonable opportunity to review and provide comments to any such proxy statement (and the Company shall reasonably consider such comments) prior to filing such proxy statement with the Commission or mailing such proxy statement to the Company’s stockholders. As used herein, the term “Potential Share Issuance” shall mean any issuance of Conversion Shares and/or Warrant Shares that, individually or collectively, results in the holder of the applicable Preferred Stock and/or Warrants beneficially owning (as such term is used in the Certificate of Designation or the Warrants, respectively) shares of Common Stock in excess of the Beneficial Ownership Limitation (as such term is used in the Certificate of Designation or the Warrants, respectively), in each case to the extent such is required to be approved by the Company’s stockholders pursuant to such Rule 5635.

4.10           Form D; Blue Sky.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser.  The Company, on or before the Closing Date, shall take such commercially reasonable action as the Company shall determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.11           Additional Capital.  For a period of ninety (90) days after the Closing Date, the Company will not raise (through the sale of securities) an amount of funds that exceeds $12,000,000 minus the gross proceeds raised from the sale of the Preferred Stock.

ARTICLE 5

MISCELLANEOUS

5.1           Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

5.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3           Notices. Any notices or other communications required or permitted hereunder shall be in writing and deemed sufficiently given if delivered by email at the email address specified in this section or if delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

If to the Company:                                                                Torchlight Energy Resources, Inc.
5700 Plano Parkway, Suite 3600
Plano, Texas  75093
Telephone No.:   (214) 432-8002
Facsimile No.:    (214) 432-8005
Attention:   John Brda, CEO
Email:  john@torchlightenergy.com

If to such Purchaser:	To the address set forth under such
Purchaser’s name on its signature page hereof

Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered; (ii) if sent by registered or certified mail, three (3) business days after dispatch; and (iii) if sent by email, at the email address specified in this section if sent prior to 5:00 p.m., New York City time on the date sent or if later, then on the next day, provided that a copy is sent by a nationally recognized overnight delivery service, next day delivery.

5.4           Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

5.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned or delegated by the Company without the prior written consent of each Purchaser.  No Purchaser may assign any right or delegate any obligation hereunder without the written consent of the Company; provided, however, that any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.  Any purported assignment or delegation in violation of this Section 5.6 shall be void, in addition to constituting a material breach of this Agreement.

5.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third party beneficiary of Section 4.3.

5.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Dallas Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Dallas Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Dallas Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year from the Closing Date. The agreements and covenants contained herein shall survive the Closing and the delivery of the Securities in accordance with their terms.

5.10           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.13           Exhibits Not Attached  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

5.14            Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.15           Gender.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.

5.16           Termination.  This Agreement may be terminated and the sale and purchase of the Preferred Stock and the issuance of the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., Central Time, on June 15, 2015, unless extended by written agreement of all parties hereto. Nothing in this Section 5.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  In the event of a termination pursuant to this Section 5.16, the Company shall promptly notify all non-terminating Purchasers.  Upon a termination in accordance with this Section 5.16, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

5.17           Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents or has voluntarily declined to seek such counsel.  For reasons of administrative convenience only, such Purchasers and their respective counsels have chosen to communicate with the Company through Kelly Hart & Hallman LLP, counsel to Gregory Alan McCabe.  Each Purchaser (other than Gregory Alan McCabe) acknowledges that Kelly Hart & Hallman LLP has rendered legal advice to Gregory Alan McCabe and not to such other Purchaser in connection with the transactions contemplated by the Transaction Documents, and that each such other Purchaser has relied for such matters on the advice of its own respective counsel.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

5.18           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.19           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.20           Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Company hereto has caused this Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

TORCHLIGHT ENERGY RESOURCES, INC.

By:     /s/ John Brda
Name:  John Brda
Title:  CEO

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:   /s/ Greg McCabe

Printed Name of Entity:  G Mc Exploration, LLC

Printed Name of Signatory:  Greg McCabe

Title of Signatory:  President

Amount Invested:  $500,000

Number of Shares of Preferred Stock:  5,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ R. Kenneth Dulin

Printed Name of Entity:  Black Hills Properties, LLLP

Printed Name of Signatory:  R. Kenneth Dulin

Title of Signatory:  Authorized Signatory

Amount Invested:  $500,000

Number of Shares of Preferred Stock:  5,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/                                R. Kenneth Dulin

Printed Name of Entity:  Pine River Ranch, LLC

Printed Name of Signatory:  R. Kenneth Dulin

Title of Signatory:  Authorized Signatory

Amount Invested:  $700,000

Number of Shares of Preferred Stock:  7,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:    /s/                                R. Kenneth Dulin

Printed Name of Entity:  Sawtooth Properties, LLLP

Printed Name of Signatory:  R. Kenneth Dulin

Title of Signatory:  Authorized Signatory

Amount Invested:  $300,000

Number of Shares of Preferred Stock:  3,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Greg McCabe

Printed Name:  Greg McCabe

Amount Invested:  $3,000,000

Number of Shares of Preferred Stock:  30,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ John M. Hillman

Printed Name of Entity:  John and Theresa Hillman Properties, LP

Printed Name of Signatory:  John M. Hillman

Title of Signatory:  Managing Member

Amount Invested:  $500,000

Number of Shares of Preferred Stock:  5,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Douglas Richard Hillman

Printed Name:                                Douglas Richard Hillman

Amount Invested:  $500,000

Number of Shares of Preferred Stock:  5,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ H. Joseph de Compiegne

Printed Name of Entity:  The de Compiegne Property  Company No. 20, Ltd

Printed Name of Signatory:  H. Joseph de Compiegne

Title of Signatory:  President

Amount Invested:  $500,000

Number of Shares of Preferred Stock:  5,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ William Dingus

Printed Name of Entity:  Dingus Investments, Inc.

Printed Name of Signatory:  William Dingus

Title of Signatory:  President

Amount Invested:  $1,000,000

Number of Shares of Preferred Stock:  10,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Fred C. Kennedy

Printed Name of Entity:  Kennedy Minerals, Ltd.

Printed Name of Signatory:  Fred C. Kennedy

Title of Signatory:  Vice President

Amount Invested:  $1,000,000

Number of Shares of Preferred Stock:  10,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Rosemary Atwood

Printed Name:  Rosemary Atwood

Amount Invested:  $50,000

Number of Shares of Preferred Stock:  500

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Carl V. Karnes

Printed Name:  Carl V. Karnes

Amount Invested:  $50,000

Number of Shares of Preferred Stock:  500

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Debra Herman

Printed Name:  Debra Herman

Amount Invested:  $600,000

Number of Shares of Preferred Stock:  6,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ John Sullivan

Printed Name:  John Sullivan

Amount Invested:  $100,000

Number of Shares of Preferred Stock:  1,000

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Caleb Humphreys

Printed Name:  Caleb Humphreys

Amount Invested:  $10,000

Number of Shares of Preferred Stock:  100

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Luke Humphreys

Printed Name:  Luke Humphreys

Amount Invested:  $20,000

Number of Shares of Preferred Stock:  200

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Doug and Pam Humphreys

Printed Name:  Doug and Pam Humphreys

Amount Invested:  $20,000

Number of Shares of Preferred Stock:  200

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Nan Kingsley and Robert Kingsley

Printed Name:  Nan Kingsley and Robert Kingsley

Amount Invested:  $50,000

Number of Shares of Preferred Stock:  500

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ David Bromberg

Printed Name:  David Bromberg

Amount Invested:  $250,000

Number of Shares of Preferred Stock:  2,500

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Dr. Daniel Root

Printed Name:  Dr. Daniel Root

Amount Invested:  $50,000

Number of Shares of Preferred Stock:  500

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Mark Visosky

Printed Name:  Mark Visosky

Amount Invested:  $25,000

Number of Shares of Preferred Stock:  250

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ John R. Shand

Printed Name:  John R. Shand

Amount Invested:  $50,000

Number of Shares of Preferred Stock:  500

IN WITNESS WHEREOF, the Purchaser hereto has caused this Agreement to be executed by his/her/its respective authorized signatories as of the date first indicated above.

Signature:  /s/ Richard Frish

Printed Name:  Richard Frish

Amount Invested:  $25,000

Number of Shares of Preferred Stock:  250

EXHIBIT A

Certificate of Designation

The Series A Convertible Preferred Stock, par value $.001 (“Series A Convertible Preferred Stock”), of Torchlight Energy Resources, Inc., a Nevada corporation (the “Corporation”), is hereby authorized and created, said series to consist of up to 120,000 shares.  The voting powers, designations, preferences, limitations, restrictions and relative rights thereof will be as follows:

1.           Conversion of Series A Convertible Preferred Stock into Common Stock

(a)           Conversion and Conversion Price.  Each share of Series A Convertible Preferred Stock will automatically convert, on the terms and conditions set forth in this Section 1 and without payment of additional consideration, into fully paid and non-assessable shares of the Corporation’s common stock, par value $.001 (“Common Stock”), on June __, 2016 (the “Mandatory Conversion Date”) and may, at the election of the holder thereof, convert, on the terms and conditions set forth in this Section 1 and without payment of additional consideration, into Common Stock on any date prior to the Mandatory Conversion Date (the date of any conversion, including without limitation the Mandatory Conversion Date, “Conversion Date”); provided, however, that shares of Series A Convertible Preferred Stock shall not be convertible into Common Stock automatically on the Mandatory Conversion Date if an Insolvency Event (as hereinafter defined) occurs in respect of the Corporation or any of its subsidiaries on or prior to the Mandatory Conversion Date; provided further that, until such time that approval is obtained from the stockholders of the Corporation authorizing each holder (together with the holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) to beneficially own in excess of the Beneficial Ownership Limitation (as defined below) as a result of conversion of Series A Convertible Preferred Stock, the Corporation shall not effect the conversion, and the holder of the Series A Convertible Preferred Stock shall not have the right to convert, any shares of Series A Convertible Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the holder’s Series A Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (i) conversion of the remaining, unconverted shares of Series A Convertible Preferred Stock beneficially owned by the holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, except that for purposes of Rule 13d-3(d)(1)(i), a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security anytime (as opposed to only within sixty days).  The “Beneficial Ownership Limitation” is 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by such holder.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  For the avoidance of doubt, this Section 1(a) shall not restrict the conversion of the shares of Series A Convertible Preferred Stock, or any portion thereof, held by any person to the extent that such conversion or partial conversion would not cause the holder (together with the holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) to beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation.

The number of shares of Common Stock into which a holder’s Series A Convertible Preferred Stock is convertible is determined by multiplying the number of shares of Series A Convertible Preferred Stock to be converted by the Series A Convertible Preferred Stock’s Stated Value of $100.00 per share and dividing the result by the Conversion Price, where:

Conversion Price = the greater of $0.75 and (Y+$0.05);

Y = the consolidated closing bid price per share, as reported by the NASDAQ Stock Market, immediately preceding the entering into of the Securities Purchase Agreement to issue the Series A Convertible Preferred Stock. If the agreement is entered into during market hours, before the close of the regular session at 4 PM Eastern Time, the previous trading day’s consolidated closing bid price is used. If the agreement is entered into after the close of the regular session, then that day’s consolidated closing bid price is used.

As used herein, “Insolvency Event” means the occurrence of any of the following events with respect to the Corporation or any of its subsidiaries: (a) the filing by the Corporation or any of its subsidiaries of an application for, or a consent to, the appointment of a trustee for its assets; (b) the filing by the Corporation or any of its subsidiaries of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under any Federal or state bankruptcy or insolvency law, or its filing of an answer consenting to or acquiescing in any such petition, or the filing by such person of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (c) the making by the Corporation or any of its subsidiaries of a general assignment for the benefit of creditors; (d) the filing by the Corporation or any of its subsidiaries of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or (e) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating the Corporation or any of its subsidiaries as bankrupt or appointing a trustee of its assets.

(b)           Mechanics of Conversion.  On or before the Conversion Date, the holder of any shares of Series A Convertible Preferred Stock must surrender to the Corporation during regular business hours at the offices of the Corporation or at such other place as may be designated by the Corporation, all certificates held by such holder, duly endorsed for transfer to the Corporation (if required by it).  Upon receipt by the Corporation, the Corporation will issue and cause to be sent to the holder thereof or the holder’s designee, at the address designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the holder is entitled as a result of such conversion.  The holder will be deemed to have become a stockholder of record of the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock have been converted on the Conversion Date.

(c)           Fractional Shares.  If any conversion of the Series A Convertible Preferred Stock or any accrued dividends (as set forth in Section 3 hereof) would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock and/or accrued dividends being converted pursuant to a conversion), such fractional shares shall be payable in cash based upon the closing sales price of the Common Stock on the principal trading market of the Corporation at such time (as determined in good faith by the Board of Directors) and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next lower whole number of shares.

(d)           Reservation of Common Stock Issuable Upon Conversion.  The Corporation shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the number of shares of Common Stock deliverable upon the conversion of all Series A Convertible Preferred Stock on the Conversion Date.  If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock then outstanding, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

(e)           Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Common Stock, without a corresponding subdivision of the Series A Convertible Preferred Stock, the Conversion Price of the Series A Convertible Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted.  In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series A Convertible Preferred Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately adjusted.

(f)           Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, recapitalization, conversion or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Series A Convertible Preferred Stock shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock immediately before that change would have been entitled to receive in such reorganization, reclassification, recapitalization, conversion or otherwise, all subject to further adjustment as provided herein with respect to such other shares.

(g)           Certificate of Adjustment.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 1, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate signed by an officer of the Corporation setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Series A Convertible Preferred Stock.

(h)           Effect of Conversion.  On the date of any conversion of shares of Series A Convertible Preferred Stock, all rights of any holder with respect to the shares of the Series A Convertible Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation’s assets (including, but not limited to, the Liquidation Rights) or notices from the Corporation, will terminate, except only for the rights of any such holder to receive certificates for the number of shares of Common Stock into which such shares of the Series A Convertible Preferred Stock have been converted, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion and to receive payment of any dividends declared but unpaid on the Series A Convertible Preferred Stock prior to such conversion.

(i)           Status of Shares Converted.  Any shares of Series A Convertible Preferred Stock converted, or purchased or otherwise acquired by the Corporation, will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued, but not as shares of Series A Convertible Preferred Stock.

2.           Voting of Series A Convertible Preferred Stock

Each holder of shares of the Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except for matters set forth in Section 5 or as required by law), voting together with the Common Stock as a single class and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

3.           Dividends on Series A Convertible Preferred Stock

The holders of Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefore, whether or not declared, dividends in an annual amount equal to twelve percent (12%) on the outstanding stated value of each share of Series A Convertible Preferred Stock owned by such holder.  The initial stated value of each share of Series A Convertible Preferred Stock shall be $100 per share (the “Stated Value”).  The dividends shall be calculated as of the last day of each quarter (the “Dividend Due Date”), and shall be payable quarterly in arrears (the “Dividend Payment”) with the first quarterly payment due for the quarter ending September 30, 2015, in each case as described in the immediately following sentence.  All of the accrued Dividend Payments shall be paid in shares of Common Stock of the Corporation at the same time, in the same manner and at the same Conversion Price as set forth in Section 1 above; provided, however, that any holder of Series A Convertible Preferred Stock may elect, in his, her or its sole discretion, to receive any Dividend Payment in the form of a cash payment in the amount thereof, in lieu of such shares of Common Stock, by providing the Corporation with written notice of such election at least ten (10) days prior to the Dividend Due Date with respect to such Dividend Payment, in which case the Corporation shall make such cash payment to such holder of Series A Convertible Preferred Stock no later than five (5) days after the close of each quarter.  The initial dividend shall accrue from the date of issuance of the Series A Convertible Preferred Stock and the first Dividend Due Date shall be September 30, 2015.

4.           Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Stated Value of $100.00 per share, plus any accrued but unpaid dividends thereon,  together with any other dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled under this Section 4, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  For the purposes hereof, a liquidation, dissolution or winding up of the Corporation shall include (A) the acquisition of the Corporation by one or more other persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which the holders of the Corporation’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the outstanding voting power of the Corporation or other entity surviving such transaction or (B) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

5.	Protective Provisions.

So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by written consent) of the holders of eighty percent (80%) of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a class:

(a) Increase or decrease (other than by conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(b) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock, but excluding a stock split or reverse stock split of the Corporation’s Common Stock or Series A Convertible Preferred Stock;

(c) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock; or

(d) Alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation.

(e) Incur, or permit any subsidiary to incur, any indebtedness in excess of $4,000,000 in the aggregate, other than trade credit incurred in the ordinary course of business.

(f) Guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness in excess of $4,000,000 in the aggregate, other than trade credit of the Corporation or any subsidiary arising in the ordinary course of business.

(g) Issue any other security or enter into any agreements in the future giving preference superior to, or on parity with, the holders of Series A Preferred Stock without the consent of the holders of Series A Convertible Preferred Stock.

(h) Enter into any contracts in the future that would delay and/or prohibit timely payment of dividends to holders of Series A Convertible Preferred Stock.

PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the holders of shares of the Series A Convertible Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Convertible Preferred Stock.  Subject to Section 5(g) above, the Corporation may also designate and issue additional series of preferred stock from time to time in the sole discretion of the Corporation’s Board of Directors, which such rights, privileges, preferences and limitations shall be determined by the Corporation’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the holders of the Series A Convertible Preferred Stock.

6.           Preemptive Rights.

Holders of Series A Convertible Preferred Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the Corporation.

7.           Right to Participate in Subsequent Private Offering.

(a)           Right.  The holders of Series A Convertible Preferred Stock will have the right to participate in up to 100%, in the aggregate, on a pro-rata basis (as calculated herein), of any subsequent private placement offerings by the Corporation of its equity securities, including a private offering of Common Stock or securities exercisable or convertible into Common Stock (a “Subsequent Offering”), on identical terms and conditions as set forth in such Subsequent Offering.  This right terminates with respect to any holder that no longer holds any shares of Series A Convertible Preferred Stock, by way of transfer, conversion or otherwise.  Each holder’s pro-rata percentage to the right hereunder will be calculated by dividing the number of shares of Series A Convertible Preferred Stock then held by such holder by the total number of shares of Series A Convertible Preferred Stock then outstanding.  If any holder of Series A Convertible Preferred Stock declines or fails to exercise its right hereunder, the other holders will not have the right to participate in such unexercised percentage of the subject Subsequent Offering.

(b)           Procedures.  At least 5 days prior to closing on a Subsequent Offering, the Corporation shall provide written notice of such Subsequent Offering to all holders of Series A Convertible Preferred Stock, which notice will include the terms and conditions of the Subsequent Offering.  For 5 days after such notice is provided (the “Option Period”), each holder will have the right to subscribe to purchase its pro-rata percentage of the Subsequent Offering on the identical terms and conditions of the Subsequent Offering by providing written notice to the Corporation.  Upon providing such notice of its election to subscribe to the Subsequent Offering, the holder must provide the entire amount of funds for the securities subscribed within 5 days of the end of the Option Period. The Corporation will have 60 days from the end the Option Period to sell any portion of the Subsequent Offering not purchased by the holders of the Series A Convertible Preferred Stock to third-party investors.

(c)           If the Corporation fails to sell the entire portion of the Subsequent Offering within sixty (60) days after the end of the Option Period, or if the terms of the Subsequent Offering change in any material respect, then, the Corporation may not make a Subsequent Offering without again delivering a notice in accordance with the terms of Section 7(b) hereof and otherwise complying with the provisions set forth in this Section 7.

8.           Notices.

In addition to any other means of notice provided by law or in the Corporation's Bylaws, any notice required by the provisions of this Designation to be given to the holders of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

9.           Miscellaneous.

(a)           If any Series A Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, upon the request and at the expense of the holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Convertible Preferred Stock certificate, or in lieu of and substitution for the Series A Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series A Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series A Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and/or its transfer agent. The Corporation shall not be required to issue any physical certificates representing shares of the Series A Convertible Preferred Stock on or after any conversion date with respect to such shares of the Series A Convertible Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, upon delivery of the evidence and indemnity described above, the Corporation will deliver the shares of Common Stock.

(b)           The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(c)           Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy.  If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(d)           Except as may otherwise be required by law, the shares of the Series A Convertible Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

(e)           If the Corporation is required, by terms of any indenture or security of the Corporation or the rules and regulations under the Securities Exchange Act of 1934, as amended, to furnish an annual report to any of its security holders, it will furnish such annual report to holders of shares of Series A Convertible Preferred Stock.

Exhibit B

Investors

Name of Purchaser	Amount Invested	Number of Shares of Preferred Stock	Number of Warrant Shares
Black Hills Properties, LLLP	$ 500,000	5,000	86,956
Pine River Ranch, LLC	$ 700,000	7,000	121,739
Sawtooth Properties, LLLP	$ 300,000	3,000	52,174
Greg McCabe	$ 3,000,000	30,000	521,739
G Mc Exploration, LLC	$ 500,000	5,000	86,956
John and Theresa Hillman Properties, LP	$ 500,000	5,000	86,956
Douglas Richard Hillman	$ 500,000	5,000	86,956
The de Compiegne Property Company No. 20, Ltd	$ 500,000	5,000	86,956
Dingus Investments, Inc.	$ 1,000,000	10,000	173,913
Kennedy Minerals, Ltd.	$ 1,000,000	10,000	173,913
Rosemary Atwood	$ 50,000	500	8,696
Carl V. Karnes	$ 50,000	500	8,696
Debra Herman	$ 600,000	6,000	104,348
John Sullivan	$ 100,000	1,000	17,391
Caleb Humphreys	$ 10,000	100	1,739
Luke Humphreys	$ 20,000	200	3,478
Doug and Pam Humphreys	$ 20,000	200	3,478
Nan Kingsley and Robert Kingsley	$ 50,000	500	8,696
David Bromberg	$ 250,000	2,500	43,478
Dr. Daniel Root	$ 50,000	500	8,696
Mark Visosky	$ 25,000	250	4,348
John R. Shand	$ 50,000	500	8,696
Richard Frish	$ 25,000	250	4,348
		-	-
TOTAL:	$ 9,800,000	98,000	1,704,348

Exhibit C

Form of Warrant

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON SHARES

OF

TORCHLIGHT ENERGY RESOURCES INC.

JUNE ___, 2015
W-____________

This is to Certify That, FOR VALUE RECEIVED, ______________, or his assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Torchlight Energy Resources Inc., a Nevada corporation (the “Company”), ________ shares of fully paid, validly issued and nonassessable shares of common stock of the Company (“Common Shares”) at a price of $1.40 per share. The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid for each share of Common Shares may be adjusted from time to time as hereinafter set forth.  The Common Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share of Common Shares in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

(a) EXERCISE OF WARRANT.  This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof up to 5:00 p.m., Central Standard Time on  June __, 2020 (the “Exercise Period”); provided, however, that if such day is a day on which banking institutions in the State of Texas are authorized by law to close, then on the next succeeding day which shall not be such a day.

(1)  This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto (the “Purchase Form”) duly executed and accompanied by payment by wire transfer or certified funds of the Exercise Price for the number of Warrant Shares specified in such Purchase Form.

(2) The Holder shall pay the Exercise Price in immediately available funds.

(3) As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder (or its designee) shall be deemed to be the holder of record of Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

(4)           Notwithstanding anything herein to the contrary, until such time that approval is obtained from the stockholders of the Company authorizing each Holder (together with the Holder’s affiliates, and any persons acting as a group together with the Holder or any of the Holder’s affiliates) to beneficially own in excess of the Beneficial Ownership Limitation (as defined below) as a result of exercise of any amount of this Warrant, the Company shall not effect the exercise, and the Holder shall not have the right to exercise, any amount of this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates, and any persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation.  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Warrant Shares issuable upon exercise of the Holder’s Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares that are issuable upon (i) exercise of the remaining, unexercised amount of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, except that for purposes of Rule 13d-3(d)(1)(i), a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security anytime (as opposed to only within sixty days).  The “Beneficial Ownership Limitation” is 19.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of the Warrant held by such Holder.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  For the avoidance of doubt, this Section (a)(4) shall not restrict the exercise of this Warrant, in whole or in part, to the extent that such exercise or partial exercise would not cause the Holder (together with the Holder’s affiliates, and any persons acting as a group together with the Holder or any of the Holder’s affiliates) to beneficially own an amount of Common Shares in excess of the Beneficial Ownership Limitation.

(B) EFFECTIVE TIME OF EXERCISE.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Purchase Form has been delivered to the Company (the “Exercise Date”) as provided in Section (a), accompanied by payment by wire transfer or certified funds of the Exercise Price for the number of Warrant Shares specified in such Purchase Form.  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section (c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(C) DELIVERY TO HOLDER.

(1) As soon as practicable after the exercise of this Warrant in whole or in part, the Company will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares equal (giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

(2) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(d) RESERVATION OF SHARES.  The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Common Shares (as adjusted pursuant to the terms hereof) as shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which Common Shares of the Company may be listed.

(e) FRACTIONAL SHARES.  No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of a Common Share, based on the closing sale price on the Exercise Date.

(f) LOSS OR DESTRUCTION OF WARRANT.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(g) RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(h) CERTAIN ADJUSTMENTS.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section h.

(1) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Shares or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Shares, (ii) subdivides its outstanding Common Shares into a larger number of shares, or (iii) combines its outstanding Common Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Shares outstanding immediately before such event and the denominator of which shall be the number of shares of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this subparagraph (1) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this subparagraph (1) shall become effective immediately after the effective date of such subdivision or combination.

(2) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Shares for no consideration (i) any security (other than a distribution of Common Shares covered by the preceding paragraph) or (ii) rights or warrants to subscribe for or purchase any security, or (iii) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(3) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another entity, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Shares is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity or person) is completed pursuant to which all or substantially all of the holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reorganization or reclassification of Common Shares or any compulsory share exchange pursuant to which Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Shares covered by Section h(1) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this subparagraph (3) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(4) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section h(1), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(5) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section h, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(6) Notices to Warrant Holders.  So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution of cash, securities or other property in respect of its  Common Shares, (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or if the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least ten (10) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, Fundamental Transaction, sales or issuances dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, Fundamental Transaction, dissolution, liquidation or winding up.

(I) TRANSFER RESTRICTIONS.

(1) Neither the Warrant nor the Warrant Shares have been registered under the 1933 Act.  The Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the 1933 Act, or in the opinion of such Holder’s counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company, such registration is not required as some other exemption from the registration requirement of the 1933 Act and applicable laws is available.

(2) Subject to the provisions of this section, each certificate for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(3) The restrictions and requirements set forth in the foregoing paragraph shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or are otherwise no longer subject to the restrictions of the 1933 Act.

(j) NOTICES.  Any notice or request hereunder shall be in writing and may be given only by, and shall be deemed to have been received upon: (a) delivered in person on the date of delivery; (b) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt; or (c) delivery by a nationally recognized overnight courier, one business day after deposit with such courier.  In the case of the Holder, such notices and communications shall be addressed to its address as set forth in the signature page hereto, unless the Holder shall notify the Company that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.

(k) NO NET-CASH SETTLEMENT.  Except as otherwise provided herein, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(l) MODIFICATION OF AGREEMENT.  The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the Holder of this Warrant by written agreement, executed by the Company and the Holder.

(m) CHARGES, TAXES AND EXPENSES.  Issuance and delivery of certificates for Common Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(n) SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth in this Warrant, and compliance with applicable securities laws, this Warrant may be assigned, in whole or in part, at any time by the Holder.  Upon the assignment of this Warrant regarding all or any portion of the Warrant Shares, the Company shall execute and deliver a warrant (in form substantially identical to this Warrant) to the new Holder for the number of Warrant Shares now held by such Holder, and the Company shall execute and deliver a replacement warrant to the assigning Holder for the number of Warrant Shares retained by such Holder, if any. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing executed by the Company and the Holder, or their successors and assigns.

(o) GOVERNING LAW.

This Warrant shall be governed by, and construed in accordance with, the laws of the State of Texas.

Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant shall be commenced exclusively in court located in Dallas county, whether state or federal (the "Dallas Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Dallas Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Dallas Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date of this Warrant.

TORCHLIGHT ENERGY RESOURCES INC.

By:           ________________________________________
Name:
Title:

Holder:

_________________________
[Name]

Address for Notice:

_________________________

_________________________

_________________________

PURCHASE FORM

Dated ____________________

(1)           The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Common Shares of Torchlight Energy Resources, Inc.  (or such number of Common Shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)  The undersigned hereby elects to make payment with the enclosed certified check or wire transfer payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant

(3)  The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:
Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

(4)  If the Warrant was not exercised in full, please check the following: ___

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:
Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

 ____________________________

Signature of Holder

_____________________________

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